Exhibit 99.2

Renaissance Chicago
Downtown Hotel

Statements of Revenues and Direct Expenses
Including Depreciation and Amortization

Period from December 29, 2012 to September 30, 2013 (Successor),
Period from June 29, 2012 to December 28, 2012 (Successor) and
Period from December 31, 2011 to June 28, 2012 (Predecessor)

Contents

Independent Auditor’s Report    1 – 2

Financial Statements

Statements of Revenues and Direct Expenses
Including Depreciation and Amortization    3

Notes to Statements of Revenues and Direct Expenses
Including Depreciation and Amortization    4 – 6

Independent Auditor’s Report

To the Member
WSRH Chicago, LLC

Report on the Statements of Revenues and Direct Expenses Including Depreciation and
Amortization
We have audited the accompanying statements of revenues and direct expenses including depreciation and amortization (the “financial statement”) of the Renaissance Chicago Downtown Hotel (the Hotel) owned by WSRH Chicago, LLC (WSRH Chicago) for the period from December 29, 2012 to September 30, 2013 (successor), period from June 29, 2012 to December 28, 2012 (successor), and period from December 31, 2011 to June 28, 2012 (predecessor) and the related notes.

Management’s Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on the financial statement based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and direct expenses including depreciation and amortization for the period from December 29, 2012 to September 30, 2013 (successor), period from June 29, 2012 to December 28, 2012 (successor) and period from December 31, 2011 to June 29, 2012 (predecessor) in accordance with accounting principles generally accepted in the United States of America.

Basis of Accounting
As discussed in Note 2, the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Renaissance Chicago Downtowns Hotel’s revenues and expenses.  Our opinion is not modified with respect to this matter.

/s/ McGladrey LLP

Chicago, Illinois
March 3, 2014

Renaissance Chicago Downtown Hotel

Statements of Revenues and Direct Expenses Including Depreciation and Amortization

	Successor	Successor	Predecessor
	Period from	Period from	Period from
	December 29, 2012 to	June 29, 2012 to	December 31, 2011 to
	September 30, 2013	December 28, 2012	June 28, 2012
Department revenue:
Rooms	$ 26,812,221	$ 17,982,391	$ 14,911,531
Food and beverage	8,624,209	7,511,038	5,556,042
Telephone	325,541	208,130	210,046
Other	1,748,848	1,287,728	1,013,888
Total department revenues	37,510,819	26,989,287	21,691,507

Department expenses:
Rooms	6,803,877	4,287,893	3,932,767
Food and beverage	7,195,193	5,303,687	4,731,683
Telephone	314,568	211,659	202,281
Other	829,319	542,848	493,892
Total department expenses	15,142,957	10,346,087	9,360,623

Operating expenses:
General and administrative	2,835,360	1,984,837	1,878,385
Sales and marketing	2,834,301	2,081,136	1,802,680
Utilities	877,461	542,987	541,591
Repairs and maintenance	1,723,464	1,071,441	1,148,987
Management fees	1,125,325	809,679	650,745
Other	281,513	226,835	207,784
Real estate taxes	2,354,744	1,415,430	1,555,010
Contractual ground rent	1,223,515	788,512	767,210
Ground rent - straight-line rent adjustment	1,786,800	1,195,738	1,080,938
	15,042,483	10,116,595	9,633,330

Revenue in excess of direct
expenses excluding depreciation
and amortization	7,325,379	6,526,605	2,697,554

Other expenses:
Depreciation and amortization	4,902,706	3,212,900	2,317,801

Revenue in excess of direct
expenses including depreciation
and amortization	$ 2,422,673	$ 3,313,705	$ 379,753

See Notes to Financial Statements

Renaissance Chicago Downtown Hotel

Notes to Statements of Revenues and Direct Expenses Including Depreciation and Amortization

Note 1.	Description of Organization and Operations
The Renaissance Chicago Downtown Hotel (the Hotel) is a 553-room full service hotel located in Chicago, Illinois. The Hotel was acquired by WSRH Chicago LLC (WSRH Chicago), a Delaware limited liability company on June 17, 2005 from an unrelated third party. On June 29, 2012, the Hotel was foreclosed on by the lender of the Hotel. WSRH Chicago ownership until the foreclosure date is defined as the predecessor period and the period of ownership by the lender after foreclosure is the successor period.

The Hotel was sold to a third party on December 20, 2013 (see Note 6)

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying statements of revenues and direct expenses including depreciation and amortization have been prepared for the purpose of complying with a letter of relief obtained by purchaser to comply with Rule 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission and are not intended to be a complete presentation of the actual revenue and expenses for the Hotel for the periods presented. The statements exclude certain expenses such as interest and other costs not directly related to the future operations of the Hotel that may not be comparable to the expenses expected to be incurred in future operations.

Revenue recognition: Hotel revenues are recognized when services are provided or items are sold. Revenue consists of room sales, food and beverage sales and other department revenues such as telephone and gift shop. Sales and occupancy taxes collected from customers and submitted to taxing authorities are not recorded in revenue.

Ground lease: Ground rent expense relating to the land lease, which is considered an operating lease, is recognized on a straight-line basis over the related lease terms. Calculation and term of the straight-line adjustment reset at the date of foreclosure.

Advertising costs: The Hotel expenses all advertising costs, including production cost of print, radio, television and other advertisements as incurred.

Depreciation: Costs incurred in connection with the acquisition, development and renovation of the Hotel are capitalized and depreciated on a straight-line basis over the estimated useful lives of the assets of 5 to 45 years. Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred. Upon the change in control from WSRH Chicago to the lender at the date of foreclosure, the depreciable basis of the tangible and intangible assets of the Hotel were adjusted to fair value.

Impairment: The Hotel reviews the long-lived assets, including property and equipment and definite-lived intangibles for impairment when events or changes in circumstances indicate the carrying amount of the Hotel may not be recoverable. If such conditions exist, management will estimate the future cash flows from operations and disposition of the Hotel. If the estimated undiscounted future cash flows are less than the carrying amount of the assets and the carrying amount of the assets are in excess of the fair value, an adjustment to reduce the carrying amount to the Hotel’s estimated fair value would be recorded and an impairment loss would be recognized. No impairment of the carrying value of long-lived assets was recognized.

Renaissance Chicago Downtown Hotel

Notes to Statements of Revenues and Direct Expenses Including Depreciation and Amortization

Note 2.	Summary of Significant Accounting Policies (Continued)
Income taxes: No provision for federal income taxes has been made as the liability for such taxes is that of the owners, rather than the Hotel. The Hotel is subject to the statutory requirements of the state in which it conducts business. Management of the Hotel identifies tax positions taken or expected to be taken in the course of preparing the Hotel’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority. Management has determined that there are no material uncertain tax positions.

Use of estimates: The preparation of the statements of revenues and direct expenses including depreciation and amortization in conformity with U.S. generally accepted accounting principles requires the Hotel to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the periods presented. Actual results could differ from those estimates.

Note 3.	Ground Lease
The Hotel is subject to a long-term ground lease, which expires on June 30, 2087. The ground lease provides for rental payments consisting of base rent and percentage rent. Base rent is approximately $690,000, $453,000 and $441,000 for the periods ended September 30, 2013, December 28, 2012 and June 28, 2012, respectively, and increases 3% annually until lease expiration. In 2017, and at 10-year intervals thereafter, the base rent is reset to a percentage of the then market value of the land (as defined). Percentage rent is 2% of gross room revenue (as defined) and totaled approximately $534,000, $335,000 and $326,000 for the periods ended September 30, 2013, December 28, 2012 and June 28, 2012, respectively. Total ground rent expense was approximately $3,010,000, $1,984,000 and $1,848,000 for the periods ended September 30, 2013, December 28, 2012 and June 28, 2012, respectively. As the lease provides for determinable increases in minimum lease payments over the term of the lease, ground rent expense accrues on a straight-line basis. Approximate future minimum lease payments are as follows:

Future minimum lease payments:

Three months ended December 31, 2013	$ 230,000
Year ended December 31, 2014	949,000
Year ended December 31, 2015	977,000
Year ended December 31, 2016	1,007,000
Year ended December 31, 2017	1,037,000
Thereafter	242,083,000
$ 246,283,000

Note 4.	Management Agreement
On June 17, 2005, the Company entered into a Management Agreement with the Renaissance Hotel Operating Partnership (Renaissance or Manager). The Management Agreement expires in 2025 with three automatic extensions for periods of 10 years each. The Management Agreement requires a base management fee equal to 3% of gross revenues (as defined) and an incentive management fee equal to 20% of available cash (as defined). Pursuant to the terms of the Management Agreement, Renaissance provides the Hotel with various services and supplies, including marketing, reservations, construction management, and insurance. Renaissance also provides working capital sufficient to fund the day-to-day operations of the Hotel.

Renaissance Chicago Downtown Hotel

Notes to Statements of Revenues and Direct Expenses Including Depreciation and Amortization

Note 4.	Management Agreement (Continued)
Base management fee expense was approximately $1,125,000 for the period ended September 30, 2013 and $730,000 for both the periods ended June 28, 2012 and December 28, 2012. There was no incentive management fee expense earned in the periods ended September 30, 2013; December 28, 2012; and June 28, 2012. The Manager is responsible for maintaining the Hotel’s furniture, fixtures, and equipment and making purchases as considered necessary.

Note 5.	Commitments and Contingencies
Commitments and contingencies include the usual obligations of a hotel property in the normal course of business. In management’s opinion, these matters are not expected to have a material adverse effect on the Renaissance Chicago Downtown Hotel’s financial position and/or operating results.

Note 6.	Subsequent Events
The Hotel has evaluated subsequent events for potential recognition and/or disclosures in the financial statements through March 3, 2014, the date the financial statements were available to be issued.

On December 20, 2013, the lender sold the Hotel to an unaffiliated third party for a contractual price of approximately $139,000,000.